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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:  June 15, 1998

               AmeriCredit Automobile Receivables Trust 1997-D
            (Exact Name of Registrant as specified in its charter)


     UNITED STATES                 333-36365                   88-0359494
     -------------           ----------------------          --------------
    (State or Other         (Commission File Number)        (I.R.S. Employer
      Jurisdiction                                       Identification Number)
   of Incorporation)


                           c/o AmeriCredit Financial
                                 Services, Inc.
                          Attention:  Daniel E. Berce
                               200 Bailey Avenue
                             Fort Worth, TX  76107
                             (Address of Principal
                               Executive Office)

                                 (817) 332-7000
                           Registrant's phone number

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Item 5.        Other Events

     Information relating to distributions to Noteholders for the May, 1998 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes and the Class A-3 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of November 11, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Harris Trust and Savings Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits



      Exhibit No.    Exhibit
      -----------    -------
           99.1      Preliminary Servicer's Certificate and Servicer's
                     Certificate for the May, 1998 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.



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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-D

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



June 15, 1998



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                                EXHIBIT INDEX



 Exhibit
 -------
   99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the May, 1998 Collection Period relating to the Notes issued by the Registrant.